Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment no. 4 to Registration Statement on Form F-1 (No. 333-221916) of Corporación América Airports S.A. of our report dated November 17, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

___________________________

/s/ Alejandro P. Frechou

Partner

Buenos Aires, Argentina

January 18, 2018